SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):
January 7, 2009

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number

1-15929	Progress Energy, Inc. 410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6111 State of Incorporation: North Carolina	56-2155481
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS.

Progress Energy, Inc. (the “Registrant”) has entered into an Underwriting Agreement, dated January 7, 2009, by and among the Company and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as underwriters and as representatives for the several underwriters named therein (the “Underwriters”), in connection with the offering of 12,500,000 shares at a price per share of $37.50 (the “Shares”).

Under the Underwriting Agreement, the Underwriters have an option to purchase up to an additional 1,875,000 shares solely to cover over-allotments. The Underwriters have elected to exercise their option and purchase all of such additional shares.

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Registration Statement on Form S-3 (File No. 333-155418) relating to the offering of the Company’s Common Stock (the “Registration Statement”). A copy of the Underwriting Agreement is filed as Exhibit 1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits
1.	Underwriting Agreement, dated January 7, 2009, by and among the Registrant and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, together as Representatives, relating to the Shares.

5.	Opinion of Hunton & Williams LLP as to the legality of the Shares issued by the Registrant.

23.	Consent of Hunton & Williams LLP to the filing of Exhibit 5 herewith (included in its opinion filed as Exhibit 5).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC. Registrant

	By:	/s/ Mark F. Mulhern

Mark F. Mulhern Senior Vice President and Chief Financial Officer

Date: January 12, 2009